UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, Kulicke and Soffa Industries, Inc. (the “Company”) entered into two separate agreements on January 25, 2006 to sell substantially all of the assets of its test business segment. One agreement provides for the sale of the Company’s package test business and one agreement provides for the sale of the Company’s wafer test business. The agreements are attached hereto as Exhibits 10.1 and 10.2, and their respective terms and conditions are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Acquisition Agreement among Kulicke and Soffa Industries, Inc. K&S Interconnect, Inc. and Tyler Acquisition Corp. dated January 25, 2006.

10.2	Asset Purchase Agreement among Kulicke and Soffa Industries, Inc., K&S Interconnect, Inc., Kulicke and Soffa (Suzhou), Ltd., Kulicke and Soffa (Japan) Ltd., Kulicke & Soffa (S.E.A.) Pte., Kulicke & Soffa Test Taiwan Co. Ltd., SV Probe Pte. Ltd. and SV Probe, Inc. dated January 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ MAURICE E. CARSON
Name:	Maurice E. Carson
Title:	Vice President, Chief Financial Officer